As filed with the Securities and Exchange Commission
                               on March 11, 1996

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Dynatech Corporation
             (Exact name of registrant as specified in its charter)

       Massachusetts                                   04-2258582
      (State or other                              (I.R.S. Employer
jurisdiction of incorporation)                     Identification No.)

                          3 New England Executive Park
                      Burlington, Massachusetts 01803-5087
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                              DYNATECH CORPORATION
                      1994 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)


                                  John F. Reno
                      President and Chief Executive Officer
                              Dynatech Corporation
                          3 New England Executive Park

                      Burlington, Massachusetts 01803-5087
                     (Name and address of agent for service)


                                 (617) 272-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                    Proposed     Proposed
                                     Maximum      Maximum     Amount
     Title                          Offering    Aggregate    of Regi-
  of Securities     Amount to be    Price Per   Offering     stration
 to be Registered     Registered    Share(1)     Price(1)      Fee(1)
---------------------------------------------------------------------
 Common Stock,      1,900,000       $25.38      $48,222,000  $16,629
 $.20 par value     shares
---------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the reported high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market
System on March 4, 1996.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 (the "Registration Statement") incorporates by reference the contents of the Registration Statement on Form
S-8, File No. 33-57495, filed by Dynatech Corporation, a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission on January 30, 1995, relating to the Dynatech Corporation 1994 Stock Option and Incentive Plan.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 26, 1996.

                              DYNATECH CORPORATION


                               By:JOHN F. RENO
                                  President and Chief
                                  Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned
officers and directors of Dynatech  Corporation hereby severally constitute John
F. Reno, Robert H. Hertz and Peter B. Tarr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Dynatech Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

   SIGNATURES                         CAPACITY                    DATE
   ----------                         --------                    ----

RICHARD K. LOCHRIDGE            Chairman of the Board          January 26, 1996
                                   and Director


JOHN F. RENO                 President, Chief Executive        January 26, 1996
                               Officer and Director


ROBERT H. HERTZ             Chief Financial Officer and        January 26, 1996
                           Treasurer (Principal Financial
                               and Accounting Officer)


RONALD L. BITTNER                 Director                    January 26, 1996


WILLIAM R. COOK                   Director                    January 26, 1996


O. GENE GABBARD                   Director                    January 26, 1996


JAMES B. HANGSTEFER               Director                    January 26, 1996


L. DENNIS KOZLOWSKI               Director                    January 26, 1996


ROBERT G. PAUL                    Director                    January 26, 1996


PETER VAN CUYLENBURG              Director                    January 26, 1996

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                        EXHIBIT                                   PAGE


 4.1 Amendment to Dynatech Corporation 1994 Stock Option and Incentive Plan.

 4.2              Specimen certificate representing the Common           --
                  Stock of the Company - filed as Exhibit 4.1 to the Registration Statement of Form S-8, SEC
                  File No. 33-19280 and incorporated herein by reference.

 5.1              Opinion of Hale and Dorr.

23.1              Consent of Hale and Dorr (included in                  --
                  Exhibit 5.1).

23.2              Consent of Coopers & Lybrand, L.L.P.

24.1              Power of Attorney (included in the signature           --
                  pages of this Registration Statement).